CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated March 28, 2002 accompanying the financial statements of Insured Municipals Income Trust, 174th Insured Multi-Series as of January 31, 2002, and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                                       Grant THORNTON LLP


Chicago, Illinois
May 24, 2002